Exhibit 21.1

List of Significant Subsidiaries of Green Thumb Industries Inc.

Entity Name	Formation	Formation Date	Corporate Structure	GTI Ownership
Green Thumb Industries Inc.	British Columbia, Canada	June 26, 1979	GTI Parent Company	N/A
GTI23, Inc.	Delaware, USA	May 10, 2018	U.S. Parent Company	100%
VCP23, LLC	Delaware, USA	November 27, 2017	Owns GTI Core, LLC	100%
Vision Management Services, LLC	Delaware, USA	November 11, 2016	Provides Management Services to GTI- Related Businesses	100%
VCP Real Estate Holdings, LLC	Delaware, USA	December 4, 2017	Holds Certain GTI-Owned Real Estate	100%
VCP IP Holdings, LLC	Delaware, USA	December 4, 2017	Holds Certain GTI-Owned Intellectual Property	100%
TWD18, LLC	Delaware, USA	June 1, 2018	Holds Certain GTI Investments	100%
GTI Core, LLC	Delaware, USA	February 21, 2017	Owns GTI’s Interest in State-Licensed Businesses	100%
GTI-Clinic Illinois Holdings, LLC	Illinois, USA	June 26, 2014	Owns GTI’s Illinois Licensed Entities	100%
GTI Maryland, LLC	Maryland, USA	April 30, 2015	Holds Maryland Licenses	100%
JB17, LLC	Delaware, USA	July 26, 2017	Management Services Company	100%
GTI Pennsylvania, LLC	Pennsylvania, USA	August 30, 2016	Holds Pennsylvania Licenses	100%
GTI Nevada, LLC	Nevada, USA	January 21, 2016	Holds Nevada Licenses	100%
RISE Holdings, Inc.	Massachusetts, USA	April 25, 2018 (Converted from Massachusetts Non-Profit)	Holds Massachusetts Licenses	100%
Ohio Investors 2017, LLC	Ohio, USA	June 22, 2017	Ohio Joint Venture Entity	99% Class A Units; 40% Class G Units
GTI Ohio, LLC	Ohio, USA	April 7, 2017	Holds Ohio Licenses	100%

GTI New Jersey, LLC	New Jersey, USA	April 19, 2018	Holds New Jersey Licenses	100%
Advanced Grow Labs, LLC	Connecticut, USA	July 31, 2012	Holds Connecticut Licenses	100%
Bluepoint Apothecary, LLC	Connecticut, USA	July 26, 2013	Holds Connecticut Bluepoint License	100%
Integral Associates, LLC	Nevada, USA	April 9, 2014	Holds Integral Nevada Licenses	100%
Integral Associates CA, LLC	California, USA	May 3, 2018	Holds Integral California Licenses	100%
For Success Holdings Company	Delaware, USA	April 20, 2015	Holds Beboe-Related Companies	100%

Exhibit 21.1

GTI Florida, LLC	Florida, USA	July 26, 2017	Florida Holding Company	100%
KSGNF, LLC	Florida, USA	August 9, 2012	Holds Florida License	100%
Fiorello Pharmaceuticals, Inc.	New York, USA	May 27, 2014	Holds New York Licenses	100%
GTI Virginia, LLC	Virginia, USA	May 4, 2018	Holds Virginia Licenses	100%
GTI Rhode Island, LLC	Rhode Island, USA	January 15, 2021	Holds Rhode Island Licenses	100%
LeafLine Industries, LLC	Minnesota, USA	August 27, 2014	Holds Minnesota Licenses	100%